Exhibit 99.1

SARATOGA RESOURCES, INC. ANNOUNCES PROPOSED OFFERING OF SENIOR SECURED NOTES

HOUSTON, TX, May 3, 2011 – Saratoga Resources, Inc. (OTCQB: SROE.PK) announced today that it plans to offer, subject to market and other conditions, up to $150 million of first lien senior secured notes. The notes will be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The notes will be guaranteed on a senior secured basis by property and assets of the company and subsidiaries. The interest rates, offering price and other terms will be determined at the time of pricing of the offerings.

Saratoga intends to use the net proceeds from the offering to repay substantially all of its existing debt, including all debt under its existing credit facilities which mature in April 2012.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This news release contains information regarding Saratoga’s proposed offering of notes and the use of proceeds therefrom that may be deemed forward-looking and that is based largely on the Company’s current expectations, and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risk that the offering may not be completed as contemplated or on terms deemed favorable to the company and risks and uncertainties referenced from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Any statements that are not statements of historical fact (including statements containing the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements.

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